[LETTERHEAD OF RICHARDS, LAYTON & FINGER, P.A.]





                                November 10, 2004

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D
TSFG Capital A, LLC
TSFG Capital B, LLC
TSFG Capital C, LLC
TSFG Capital D, LLC
c/o The South Financial Group, Inc.
104 South Main Street
Greenville, South Carolina 29601

                  Re:      TSFG Capital Trusts and LLCs

Ladies and Gentlemen:

      We have acted as special Delaware counsel for TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D, each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), and TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC and TSFG Capital D, LLC, each a Delaware limited liability company (each, an "LLC" and collectively, the "LLCs"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

      For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

      (a) The Trust Agreement for each of the Trusts, each dated as of October 29, 2004, between The South Financial Group, Inc., a South Carolina corporation (the "Company"), and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the "Original Trust Agreements");

      (b) A certified copy of the Certificate of Trust for each of the Trusts, each as filed with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 4, 2004 (the "Certificates of Trust");

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D
TSFG Capital A, LLC
TSFG Capital B, LLC
TSFG Capital C, LLC
TSFG Capital D, LLC
November 10, 2004
Page 2

      (c) A form of Amended and Restated Trust Agreement for each Trust, among the Company, TSFG Capital [A], [B], [C], [D], LLC (as applicable), the trustees named therein and the holders, from time to time, of the undivided beneficial ownership interests in the assets of such Trust (including Exhibit A thereto), filed as Exhibit 4.19 to the Company's Registration Statement (as defined in item (d) below) (the "Amended and Restated Trust Agreements" and, together with the Original Trust Agreements, the "Trust Agreements");

      (d) A certified copy of the Certificate of Formation for each of the LLCs, each as filed with the Secretary of State on November 1, 2004 (the "Certificates of Formation");

      (e) The Limited Liability Company Agreement of each LLC, each dated as of November 1, 2004 (each, an "LLC Agreement" and collectively, the "LLC Agreements"), each entered into by the Company, as the sole member;

     (f) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus with respect to each Trust (the "Prospectus"), relating to the Trust Preferred Securities of each Trust representing preferred undivided beneficial ownership interests in the assets of each Trust, the due bills ("Due Bills") of each Trust representing obligations of the Trust issued in lieu of payment of a Distribution or Redemption Price with respect to the Trust Preferred Securities, and the debt securities of each LLC (the "Debt Securities"), as proposed to be filed by the Company, the Trusts and the LLCs with the Securities and Exchange Commission (the "SEC") on or about November 10, 2004;

      (g) A form of Indenture (the "Indenture"), to be entered into among the Company, an LLC and the trustee named therein, attached as an exhibit to the Registration Statement, pursuant to which the Debt Securities of such LLC are to be issued; and

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D
TSFG Capital A, LLC
TSFG Capital B, LLC
TSFG Capital C, LLC
TSFG Capital D, LLC
November 10, 2004
Page 3


      (h) A Certificate of Good Standing for each Trust and for each LLC, each dated November 10, 2004, obtained from the Secretary of State.

      Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements, except that reference herein to any document shall mean such document as in effect on the date hereof.

      For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (h) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

      With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

      For purposes of this opinion, we have assumed (i) that each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of each Trust, that the Certificates of Trust are in full force and effect and have not been further amended and that the Trust Agreements will be in full force and effect and will be executed in substantially the forms reviewed by us, (ii) that each LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation, dissolution and termination of such LLC, and that the LLC Agreements and the Certificates of Formation are in full force and effect and have not been amended, (iii) except to the extent provided in paragraphs 1 and 5 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) except to the extent provided in paragraph 6 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent provided in paragraph 7 below, the due authorization, execution and delivery by all parties thereto of all documents

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D
TSFG Capital A, LLC
TSFG Capital B, LLC
TSFG Capital C, LLC
TSFG Capital D, LLC
November 10, 2004
Page 4

examined by us, (vii) the receipt by each Person to whom Trust Preferred Securities are to be issued by the Trusts (collectively, the "Trust Preferred Security Holders") of a Trust Preferred Security Certificate for such Trust Preferred Security and the payment for the Trust Preferred Security acquired by it, in accordance with the Trust Agreements and the Registration Statement,
(viii) that the Trust Preferred Securities are issued and sold to the Trust Preferred Security Holders in accordance with the Trust Agreements and the Registration Statement, (ix) that the Due Bills will be issued in lieu of payment of a Distribution or Redemption Price in accordance with the Trust Agreements and the Registration Statement, and (x) the receipt by each Trust Preferred Security Holder of a Due Bill as provided for in Trust Agreement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

      This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

      Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq.

      2. The Trust Preferred Securities of each Trust have been duly authorized by each Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of their respective Trust.

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D
TSFG Capital A, LLC
TSFG Capital B, LLC
TSFG Capital C, LLC
TSFG Capital D, LLC
November 10, 2004
Page 5

      3. The Due Bills of each Trust have been duly authorized by each Trust Agreement, and when executed and delivered in accordance with the Trust Agreement, will duly and validly issued obligations of the Trust, entitling the holders thereof to the benefits of the respective Trust Agreements.

      4. The Trust Preferred Security Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Trust Preferred Security Holders may be obligated to make payments as set forth in the Trust Agreements.

      5. Each LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq. (the "LLC Act").

      6. Under the LLC Act and the applicable LLC Agreement, each LLC has all necessary limited liability company power and authority to execute and deliver the Indenture and to issue its Debt Securities, and to perform its obligations under the Indenture and the Debt Securities.

      7. Under the LLC Act and the applicable LLC Agreement, the execution and delivery by each LLC of the Indenture and its Debt Securities, and the performance by such LLC of its obligations under the Indenture and its Debt Securities, have been duly authorized by all necessary limited liability company action on the part of each LLC.

      We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished to quoted to, or relied upon by, any other Person for any purpose.

                          Very truly yours,

                          /s/ Richards, Layton & Finger, P.A.

GCK/MVP